Exhibit 99.1

Brian K. Finneran, Chief Financial Officer                            10/21/05
bfinneran@statebankofli.com                                   (516) 465 - 2251
---------------------------


              State Bancorp, Inc. Reports Third Quarter Earnings
              ---------------------------------------------------

New Hyde Park, N.Y., October 21, 2005 - The Board of Directors of State Bancorp, Inc. (NASDAQ - STBC), parent company of State Bank of Long Island, today reported decreased earnings of 46.0% for the nine months ended September 30, 2005 due principally to higher legal expenses related to the Island Mortgage Network ("IMN") litigation. Earlier this week in a Form 8-K filing with the Securities and Exchange Commission ("SEC"), the Company reported that it had settled, or reached agreement to settle, with two of the three plaintiffs in the Warehouse Lender case (Household Commercial Financial Services, Inc. et al v. Action Abstract, Inc., et al) which has been pending since 2002. Legal expenses incurred during the first nine months of 2005 increased by $4.2 million when compared to 2004. It is anticipated that the settlement costs will reduce the cost of the remaining portions of the IMN litigation. Also contributing to the decline in year-to-date earnings was a reduction in net security gains in 2005. Somewhat offsetting these negative factors were improvements in several core business elements, most notably growth in loans and core deposits and an improvement in overall credit quality. Financial performance details for the September 2005 year to date period are as follows:

o Net income totaled $5.7 million, down $4.9 million or 46.0% versus the comparable 2004 period;

o Total operating expenses increased by $6.8 million or 22.1% versus the first nine months of 2004. The increase in operating expenses results principally from a $4.2 million increase in legal expenses, largely due to higher IMN-related settlement costs;

o Net security gains (before taxes) declined by $2.0 million during the first nine months of 2005;

o Diluted earnings per common share (1) were $0.50 in 2005, down 47.4% from the $0.95 earned in 2004;

o Returns on average assets and stockholders' equity were 0.51% and 7.47%, respectively, in 2005 and 0.97% and 14.76% in 2004;

o Average loans outstanding increased by 13% to $817 million;

o Average core deposits grew by 8% to $1.0 billion;

--------
(1) All per share amounts have been restated to reflect a 6 for 5 stock split paid on July 8, 2005.

o Fully taxable equivalent net interest margin declined to 4.19% in 2005 from 4.23% in 2004;

o Tier I leverage capital ratio increased to 8.12% in 2005 versus 7.85% in 2004; and

o Nonaccrual loans totaled $3.2 million at September 30, 2005 and $6.5 million at September 30, 2004, representing 0.4% and 0.9% of total loans outstanding in 2005 and 2004, respectively.

Commenting on the 2005 performance, Chairman and CEO Thomas F. Goldrick, Jr. stated, "Despite the negative financial impact that the IMN litigation has had on our financial results, our capital position remains very strong and our core business elements of loan and deposit growth continue to improve. In addition, our commercial credit quality is as strong as it has ever been. As of September 30, 2005, nonperforming assets as a percentage of total loans and leases represented only 0.4% of the total portfolio and our allowance for probable loan losses as a percentage of nonperforming assets is 462% versus 85% less than five years ago. We are very encouraged by these trends. We continue to monitor the growth of operating expenses as we endeavor to expand the Company's geographic footprint in the Nassau, Suffolk and Queens tri-county area through both branch and staff expansion efforts. Although competition continues to intensify from both established and new competitors, the Company's management team and Board of Directors look forward to maintaining our "measured, orderly growth" business model well into the future."


Earnings Summary for the Nine Months Ended September 30, 2005
-------------------------------------------------------------

Net interest income improved by $1.0 million (up 2.3%) to $43.5 million in 2005 as the result of a 2% increase in average interest-earning assets, primarily loans. Growth in commercial loans, commercial mortgages, installment loans and leases resulted in a 13% increase in average loans outstanding to $817 million during 2005 versus 2004. At the same time, the investment portfolio contracted by 13% to $532 million, principally due to declines in mortgage-backed and short-term tax-exempt municipal securities. Funding the growth in interest-earning assets was a 7% increase in average total deposits. Driving the deposit growth was an 8% increase in core deposit balances (demand, savings, money market and NOW deposits) which rose by $72 million in 2005. Core deposits continue to provide low-cost funding (average cost of 1.15% in 2005) that allows the Company to minimize its reliance on higher-cost CDs and borrowed funds. Core deposits, on average, funded 71% of the Company's interest-earning assets in the first nine months of 2005 versus 68% a year ago. The Company's net interest margin moderated slightly to 4.19% during the first nine months of 2005 from 4.23% a year ago. This reduction resulted primarily from a 77 basis point increase in the Company's cost of funds to a weighted rate of 1.64% in the September 2005 year-to-date period. This increased cost of funds was offset somewhat by a 73 basis point widening of the Company's yield on interest-earning assets, due to a combination of higher rates and growth in higher yielding loans during 2005. The higher cost of funds resulted from the continued impact of increases in short-term interest rates experienced during the first nine months of the year coupled with significant competition for deposits in the Company's trade area.

The provision for probable loan losses decreased by 7.9% to $3.1 million during the first nine months of 2005 as a result of improved credit quality and a substantial reduction in net loan charge-offs in the current year.

Noninterest income decreased by 30.1% to $4.6 million, principally the result of a reduction in net security gains. Service charges on deposit accounts declined by 11.1% due to a reduction in overdraft charges. Income from bank owned life insurance increased by $147 thousand in 2005 versus last year due to the timing of this asset purchase during the middle of 2004's first quarter. Other operating income improved by 5.2% as the result of increases in mortgage loan sale fees, debit card fees and income from the Company's Title Agency joint venture subsidiary during 2005.

Net security gains totaled $885 thousand in 2005 versus $2.9 million in 2004. Sales of long-term municipal and mortgage-backed issues during the second quarter produced the 2005 gains. The 2004 gains resulted from the sale of long-term municipal notes, undertaken as a result of a decline in interest rates during the first quarter last year.

Total operating expenses increased by 22.1% to $37.5 million during 2005 from a year ago. The primary reasons for this growth were increases in legal, salaries and benefits, occupancy, marketing and audit and assessment expenses. Legal expenses associated with ongoing litigation previously disclosed in the Company's filings with the Securities and Exchange Commission ("SEC"), related to the Company's relationship with IMN, a former deposit customer, and its affiliates, rose by $4.0 million during the first nine months of 2005. The Company will continue to defend the remaining two IMN lawsuits vigorously. Management believes that it has substantial defenses to the remaining claims that have been asserted; however, the ultimate outcome of these lawsuits cannot be predicted with certainty. The Company expects to continue to incur costs related to the IMN litigation during the fourth quarter of 2005 and in 2006. Salaries and benefits (up 9.2%) rose as the result of staff expansion coupled with higher medical and pension costs. The establishment of a Professional Services Group ("PSG") in 2004 along with the addition of several commercial lending officers in early 2005 accounted for much of the growth in staff costs. Occupancy costs increased by 19.7% to $3.5 million as the result of several factors: most notably additional office space in our County Seat location and in New York City, primarily for PSG; higher utility costs; higher real estate tax assessments and increased facilities maintenance costs. Marketing and advertising expenses grew by 18.1% due to higher costs associated with various Bank product promotions. Audit and assessment expenses increased by 90.2% due solely to costs required to comply with the Sarbanes-Oxley Act of 2002. Somewhat offsetting the foregoing cost increases were improvements in several expense categories. Equipment expenses declined by 2.1% as the result of lower depreciation and equipment maintenance costs. Credit and collection fees declined by 14.3% due to the continued reduction in the number and amount of nonperforming assets in 2005. Other operating expenses decreased by 3.3% during 2005 to $4.1 million as the result of lower other real estate expenses in 2005 coupled with the final amortization of costs associated with previously opened branches during the fourth quarter of 2004. The foregoing expense factors resulted in an operating efficiency ratio of 77.7% in 2005 versus 64.6% in 2004.

Income tax expense declined by $2.6 million in 2005 versus the year ago period. The Company's effective tax rate was 23.5% in 2005 and 29.1% in 2004.


Earnings Summary for the Quarter Ended September 30, 2005
---------------------------------------------------------

Net income declined by 97.5% to $85 thousand during the third quarter of 2005 versus 2004. A significant increase in legal expenses (up $4.1 million) was the primary reason for the decline in net income. Other factors contributing to the decline in third quarter 2005 earnings were a 2.8% reduction in net interest income, a $340 thousand decline in net security gains (pre-tax) and growth in various other operating expense categories. Partially offsetting these negative factors was a $558 thousand or 48.4% reduction in the provision for probable loan losses.

The net interest income reduction was due to a 23 basis point narrowing of the Company's net interest margin to 4.10% from 4.33% a year ago. A nominal increase in average interest-earning assets (up 1%), led by loan portfolio growth of 15%, could not offset the margin contraction which resulted from higher short-term rates and the continued flattening of the yield curve in 2005. Growth in salaries, occupancy, equipment, marketing, credit and collection and audit and assessment costs accounted for the increase in operating expenses in 2005. Other operating expenses declined by 6.8% versus last year. The Company's third quarter operating efficiency ratio increased to 95.1% in 2005 from 62.4% a year ago. The Company's effective tax rate was 28.5% in 2004. The Company did not have taxable income in the third quarter of 2005.

Allowance for Probable Loan Losses
----------------------------------

As of September 30, 2005, the Company's allowance for probable loan losses amounted to $15 million or 1.70% of period-end loans outstanding. The allowance as a percentage of loans outstanding was 1.54% at December 31, 2004 and 1.57% at September 30, 2004. The allowance as a percentage of nonaccrual loans improved to 462% at September 30, 2005 versus 228% at December 31, 2004 and 183% at September 30, 2004.

The Company recorded net loan recoveries of $125 thousand during the first nine months of 2005 versus net charge-offs of $2.2 million in 2004. As a percentage of average total loans outstanding, the 2005 net recoveries represented (0.02%) and the 2004 net charge-offs amounted to 0.41%. Based upon historical trends and the uncertain nature of the current economy, management anticipates incurring loan charge-offs during the normal course of business.


Nonperforming Assets
--------------------

Nonperforming assets, defined by the Company as nonaccrual loans and other real estate owned ("OREO"), amounted to $3 million at September 30, 2005, versus $8 million at December 31, 2004 and $9 million at September 30, 2004. Nonaccrual loans totaled $3 million (0.4% of loans outstanding) at September 30, 2005, $5 million (0.7% of loans outstanding) at year-end 2004 and $6 million (0.9% of loans outstanding) at September 30, 2004. The reduction in nonperforming assets at September 30, 2005 versus the comparable 2004 date resulted from aggressive workout, collection and charge-off efforts during the past twelve months. During the third quarter of 2005, the Company sold its commercial OREO property at a small gain. This property was previously classified as a nonperforming asset in the amount of $3 million at December 31, 2004 and September 30, 2004.


Capital
-------

Total stockholders' equity was $101 million at September 30, 2005, up 2.1% when compared to the comparable 2004 date. The Company also holds $20 million in trust preferred securities that qualify as Tier I capital for regulatory capital purposes. Each of the Company's trust preferred securities bears an interest rate tied to three-month LIBOR and is redeemable by the Company in whole or in part after five years or earlier under certain circumstances. During the first nine months of 2005, the weighted average rate on the Company's trust preferred securities was 6.23% versus 4.45% a year ago.

State Bancorp, Inc.'s Tier I leverage ratio was 8.12% and 7.85% at September 30, 2005 and 2004, respectively. The Company's Tier I and Total Risk-Based capital ratios were 11.60% and 12.85%, respectively, at September 30, 2005. These ratios are well in excess of current regulatory guidelines for a well-capitalized institution.

During the first three quarters of 2005, the Company distributed $4.4 million in cash dividends on its common stock, representing a payout ratio of 76.7%. The Board of Directors of the Company also declared a six for five stock split at their May 2005 meeting, the 36th consecutive year that a stock dividend or split has been distributed to stockholders.

The Company's stock repurchase program expended $634 thousand during the first nine months of 2005 to repurchase 31,911 shares at an average cost of $19.88 per share. Since 1998, a total of 957,906 shares of Company stock have been repurchased at an average cost of $16.81 per share. Under the Board of Directors' existing authorization, an additional 542,094 shares may be repurchased from time to time as conditions warrant.


Corporate Information
---------------------

State Bancorp's primary subsidiary, State Bank of Long Island, is the largest independent commercial bank headquartered in Nassau County. In addition to its fifteen branch locations throughout Nassau, Suffolk and Queens Counties, the Bank owns Jericho, N.Y.-based Studebaker-Worthington Leasing Corp., a nationwide provider of business equipment leasing. The Bank also maintains a lending facility in Jericho and has two subsidiaries based in Wilmington, Delaware, which provide investment and balance sheet management services to the Bank.

State Bancorp, Inc. has a consistent track record of measured, orderly growth, and has built a reputation for providing high-quality personal service to meet the needs of commercial, small business, municipal and consumer markets throughout the tri-county area. The Company maintains a Website at www.statebankofli.com with corporate, investor and branch banking information.

As of October 5, 2005, State Bancorp, Inc.'s common stock trades under the symbol STBC on the NASDAQ National Stock Market. The Company is also included in the Russell 2000 index, a leading benchmark of small-cap stocks compiled by the Frank Russell Company, one of the world's leading investment management and advisory firms.

Forward-Looking Statements and Risk Factors
-------------------------------------------

This news release contains forward-looking statements, including statements about the financial condition, results of operations and earnings outlook for State Bancorp, Inc. The words "expects," "believes," "anticipates" and other similar expressions are intended to identify forward-looking statements. The forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results or earnings to differ materially from such forward-looking statements include, but are not limited to, the following: (1) general economic conditions, (2) competitive pressure among financial services companies, (3) changes in interest rates, (4) deposit flows, (5) loan demand,
(6) changes in legislation or regulation, (7) changes in accounting principles, policies and guidelines, (8) litigation liabilities, including costs, expenses, settlements and judgments and (9) other economic, competitive, governmental, regulatory and technological factors affecting State Bancorp, Inc.'s operations, pricing, products and services. Investors are encouraged to access the Company's periodic reports filed with the Securities and Exchange Commission for financial
and      business      information       regarding      the      Company      at
www.statebankofli.com/corporate. The Company undertakes no obligation to publish revised events or circumstances after the date hereof.

Financial Highlights Follow

------------------------------------------------------------------------------------------------------------------------------------
                      STATE BANCORP, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
   For the Three and Nine Months Ended September 30, 2005 and 2004 (unaudited)
------------------------------------------------------------------------------------------------------------------------------------
                                                                   Three Months                              Nine Months
                                                       --------------------------------------    -----------------------------------
                                                                     2005               2004                2005               2004
                                                       -------------------    ---------------    ----------------   ----------------
Interest Income:
Interest and fees on loans                                     $16,037,045        $12,548,148        $44,820,030        $35,961,578
Federal funds sold and securities
 purchased under agreements to resell                              354,919              1,806          1,079,490            249,647
Securities held to maturity:
 Taxable                                                           119,865            729,467            412,302          1,661,640
 Tax-exempt                                                              -                227                  -              1,287
Securities available for sale:
 Taxable                                                         4,127,649          3,914,670         12,785,153         11,245,166
 Tax-exempt                                                        320,457            779,238          1,457,329          1,995,831
 Dividends                                                          73,244            124,618            191,687            341,956
                                                       -------------------    ---------------    ---------------    ---------------
Total interest income                                           21,033,179         18,098,174         60,745,991         51,457,105
                                                       -------------------    ---------------    ---------------    ---------------
Interest Expense:
Time certificates of deposit of $100,000 or more                 1,209,228            729,790          3,227,894          1,838,957
Other deposits and temporary borrowings                          5,087,286          2,319,443         13,012,041          6,373,451
Junior subordinated debentures                                     372,901            269,058          1,033,250            764,480
                                                       -------------------    ---------------    ---------------    ---------------
Total interest expense                                           6,669,415          3,318,291         17,273,185          8,976,888
                                                       -------------------    ---------------    ---------------    ---------------
Net interest income                                             14,363,764         14,779,883         43,472,806         42,480,217
Provision for probable loan losses                                 594,000          1,152,000          3,054,000          3,315,000
                                                       -------------------    ---------------    ---------------    ---------------
Net interest income after provision
 for probable loan losses                                       13,769,764         13,627,883         40,418,806         39,165,217
                                                       -------------------    ---------------    ---------------    ---------------
Noninterest Income:
Service charges on deposit accounts                                532,086            577,261          1,556,483          1,749,841
Net security (losses) gains                                        (65,159)           275,298            884,743          2,865,738
Income from bank owned life insurance                              251,132            232,122            772,652            626,035
Other operating income                                             549,870            431,711          1,349,966          1,283,094
                                                       -------------------    ---------------    ---------------    ---------------
Total noninterest income                                         1,267,929          1,516,392          4,563,844          6,524,708
                                                       -------------------    ---------------    ---------------    ---------------
Income before operating expenses                                15,037,693         15,144,275         44,982,650         45,689,925
                                                       -------------------    ---------------    ---------------    ---------------
Operating Expenses:
Salaries  and  other  employee  benefits                         6,612,882          6,144,457         19,537,394         17,897,777
Occupancy                                                        1,141,507            997,635          3,547,004          2,962,064
Equipment                                                          373,650            368,913          1,078,578          1,101,849
Legal                                                            4,932,880            845,788          6,773,664          2,609,001
Marketing and advertising                                          265,212            247,272            804,353            681,361
Credit and collection                                              173,926            155,319            514,877            600,524
Audit and assessment                                               316,641            195,314          1,095,634            575,920
Other  operating  expenses                                       1,370,851          1,471,275          4,118,958          4,261,262
                                                       -------------------    ---------------    ---------------    ---------------
Total operating expenses                                        15,187,549         10,425,973         37,470,462         30,689,758
                                                       -------------------    ---------------    ---------------    ---------------
(Loss) income before income taxes                                 (149,856)         4,718,302          7,512,188         15,000,167
(Benefit) provision for income taxes                              (235,145)         1,344,977          1,768,650          4,366,926
                                                       -------------------    ---------------    ---------------    ---------------
Net Income                                                         $85,289         $3,373,325         $5,743,538        $10,633,241
----------
                                                       ===================    ===============    ===============    ===============

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                      STATE BANCORP, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                     September 30, 2005 and 2004 (unaudited)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                               2005                         2004
                                                                                --------------------         --------------------
Assets:
Cash and due from banks                                                                 $37,510,013                  $49,381,973
Securities purchased under agreements to resell                                          31,500,000                            -
                                                                                --------------------         --------------------
Total cash and cash equivalents                                                          69,010,013                   49,381,973
Securities held to maturity (estimated fair value -
  $15,765,480 in 2005 and $24,981,500 in 2004)                                           15,988,758                   25,006,729
Securities available for sale  - at estimated fair value                                514,154,962                  619,534,443
                                                                                --------------------         --------------------
Total securities                                                                        530,143,720                  644,541,172
Loans (net of allowance for probable loan losses
  of $14,690,435 in 2005 and $11,831,087 in 2004)                                       850,322,523                  742,405,976
Bank premises and equipment - net                                                         6,023,283                    6,512,522
Bank owned life insurance                                                                26,651,832                   25,626,035
Other assets                                                                             25,694,693                   21,826,476
                                                                                --------------------         --------------------
Total Assets                                                                         $1,507,846,064               $1,490,294,154
                                                                                ====================         ====================
Liabilities:
Deposits:
  Demand                                                                               $318,627,433                 $291,416,239
  Savings                                                                               625,930,308                  580,490,893
  Time                                                                                  332,822,765                  266,843,674
                                                                                --------------------         --------------------
Total deposits                                                                        1,277,380,506                1,138,750,806
Federal funds purchased                                                                   2,500,000                   10,000,000
Securities sold under agreements to repurchase                                           36,441,000                   88,680,000
Other borrowings                                                                         45,145,089                  112,330,243
Junior subordinated debentures                                                           20,620,000                   20,620,000
Payable - securities purchases                                                            6,835,619                   10,000,000
Accrued expenses, taxes and other liabilities                                            18,029,281                   11,079,494
                                                                                --------------------         --------------------
Total Liabilities                                                                     1,406,951,495                1,391,460,543
                                                                                --------------------         --------------------

Commitments and contingent liabilities

Stockholders' Equity:
Preferred stock, $.01 par value, authorized
  250,000 shares; 0 shares issued                                                                 -                            -
Common stock, $5.00 par value, authorized
  20,000,000 shares; issued 11,971,908 shares in 2005
  and 11,926,890 shares in 2004; outstanding 11,014,002
  shares in 2005 and 10,820,479 shares in 2004                                           59,859,540                   49,695,375
Surplus                                                                                  55,894,278                   62,417,245
Retained earnings                                                                         5,346,330                    2,626,501
Treasury stock (957,906 shares in 2005
  and 922,009 shares in 2004)                                                           (16,103,007)                 (15,375,138)
Accumulated other comprehensive loss
  (net of taxes of ($2,268,985) in 2005 and ($371,224) in 2004)                          (4,102,572)                    (530,372)
                                                                                --------------------         --------------------
Total Stockholders' Equity                                                              100,894,569                   98,833,611
                                                                                --------------------         --------------------
Total Liabilities and Stockholders' Equity                                           $1,507,846,064               $1,490,294,154
                                                                                ====================         ====================

------------------------------------------------------------------------------------------------------------------------------------
                      STATE BANCORP, INC. AND SUBSIDIARIES
                             SELECTED FINANCIAL DATA
   For the Three and Nine Months Ended September 30, 2005 and 2004 (unaudited)
             (dollars in thousands, except share and per share data)
------------------------------------------------------------------------------------------------------------------------------------
                                                                   Three Months                               Nine Months
                                                      -----------------------------------       -----------------------------------
                                                                2005                2004                  2005                2004
                                                      ---------------    ----------------       ---------------    ----------------
Selected Average Balances:
Total assets                                               $1,506,720         $1,487,569             $1,504,063         $1,469,723
Loans - net of unearned income                                848,245            739,269                816,938            723,859
Investment securities                                         508,063            648,774                532,069            610,723
Deposits                                                    1,294,904          1,180,286              1,277,214          1,191,653
Stockholders' equity                                          103,943             96,750                102,780             96,221

Financial Performance Ratios:
Return on average assets                                         0.02 %             0.90 %                 0.51 %             0.97 %
Return on average stockholders' equity                           0.33              13.87                   7.47              14.76
Net interest margin (FTE)                                        4.10               4.33                   4.19               4.23
Operating efficiency ratio                                      95.11              62.37                  77.67              64.58
Tier I  leverage ratio                                           8.12               7.85                   8.12               7.85

Asset Quality Summary:
Nonaccrual loans                                               $3,182             $6,474                 $3,182             $6,474
Other real estate owned                                             -              2,650                      -              2,650
                                                       ---------------    ---------------        ---------------   ----------------
Total nonperforming assets                                     $3,182             $9,124                 $3,182             $9,124
                                                       ===============    ===============        ===============   ================
Nonaccrual loans/total loans                                     0.37 %             0.86 %                 0.37 %             0.86 %
Allowance for probable loan losses/nonaccrual loans            461.67 %           182.75 %               461.67 %           182.75 %
Allowance for probable loan losses/total loans                   1.70 %             1.57 %                 1.70 %             1.57 %
Net charge-offs (recoveries)                                     $148               $363                  ($125)            $2,216
Net charge-offs (recoveries) (annualized)/average loans          0.07 %             0.20 %                (0.02)%             0.41 %

Common Share Data:
Average common shares outstanding *                        11,018,756         10,824,441             10,982,418         10,817,082
Period-end common shares outstanding *                     11,014,002         10,820,479             11,014,002         10,820,479
Basic earnings per common share *                               $0.00              $0.31                  $0.52              $0.98
Diluted earnings per common share *                             $0.00              $0.30                  $0.50              $0.95
Book value per share *                                          $9.16              $9.13                  $9.16              $9.13
Cash dividends per share *                                      $0.15              $0.13                  $0.40              $0.36
Dividend payout ratio                                             n/m (1)           40.1 %                 76.7 %             36.2 %

* Prior period data has been restated to give retroactive effect to a 6 for 5 stock split paid on July 8, 2005.

(1) n/m - denotes not meaningful

------------------------------------------------------------------------------------------------------------------------------------
                      STATE BANCORP, INC. AND SUBSIDIARIES
                          NET INTEREST INCOME ANALYSIS
        For the Nine Months Ended September 30, 2005 and 2004 (unaudited)
                             (dollars in thousands)
------------------------------------------------------------------------------------------------------------------------------------
                                                                2005                                       2004
                                                -------------------------------------     -----------------------------------------
                                                     Average                 Average              Average                  Average
                                                     Balance     Interest Yield/Cost              Balance      Interest Yield/Cost
                                                -------------------------------------     -----------------------------------------
Assets:
Interest-earning assets:
Securities (1)                                      $532,069      $15,309       3.85 %           $610,723       $16,133       3.53 %
Federal funds sold                                       513           14       3.65                  439             3       0.91
Securities purchased under agreements to
  resell                                              53,119        1,065       2.68               35,106           247       0.94
Interest-bearing deposits                              6,009          109       2.43                5,044            32       0.85
Loans (2)                                            816,938       44,944       7.36              723,859        36,101       6.66
                                                -------------------------------------     -----------------------------------------
Total interest-earning assets                      1,408,648       61,441       5.83            1,375,171        52,516       5.10
                                                -------------------------------------     -----------------------------------------
Non-interest-earning assets                           95,415                                       94,552
                                                -------------                             ----------------
Total Assets                                      $1,504,063                                   $1,469,723
                                                =============                             ================
Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Savings deposits                                    $695,783        8,652       1.66             $647,861         3,540       0.73
Time deposits                                        275,215        5,677       2.76              261,157         3,191       1.63
                                                -------------------------------------     -----------------------------------------
Total savings and time deposits                      970,998       14,329       1.97              909,018         6,731       0.99
                                                -------------------------------------     -----------------------------------------
Federal funds purchased                                6,661          152       3.05                7,634            72       1.26
Securities sold under agreements to
  repurchase                                          18,639          427       3.06               45,237           452       1.33
Other borrowed funds                                  57,181        1,332       3.11               90,991           958       1.41
Junior subordinated debentures                        20,620        1,033       6.70               20,620           764       4.95
                                                -------------------------------------     -----------------------------------------
Total interest-bearing liabilities                 1,074,099       17,273       2.15            1,073,500         8,977       1.12
                                                -------------------------------------     -----------------------------------------
Demand deposits                                      306,216                                      282,635
Other liabilities                                     20,968                                       17,367
                                                -------------                             ----------------
Total Liabilities                                  1,401,283                                    1,373,502
Stockholders' Equity                                 102,780                                       96,221
                                                -------------                             ----------------
Total Liabilities and Stockholders' Equity        $1,504,063                                   $1,469,723
                                                =============                             ================
Net interest income/rate - tax-equivalent basis                    44,168       4.19 %                           43,539       4.23 %
                                                                          ===========                                   ===========
Less tax-equivalent basis adjustment                                 (695)                                       (1,059)
                                                             -------------                                --------------
Net interest income                                               $43,473                                       $42,480
                                                             =============                                ==============

(1) Interest on securities includes the effects of tax-equivalent basis adjustments, using a 34% tax rate. Tax-equivalent basis adjustments were $571 and $919 in 2005 and 2004, respectively.

(2) Interest on loans includes the effects of tax-equivalent basis adjustments, using a 34% tax rate. Tax-equivalent basis adjustments were $124 and $140 in 2005 and 2004, respectively.

------------------------------------------------------------------------------------------------------------------------------------
                      STATE BANCORP, INC. AND SUBSIDIARIES
                          NET INTEREST INCOME ANALYSIS
       For the Three Months Ended September 30, 2005 and 2004 (unaudited)
                             (dollars in thousands)
------------------------------------------------------------------------------------------------------------------------------------
                                                                2005                                       2004
                                                -------------------------------------     -----------------------------------------
                                                     Average                 Average              Average                  Average
                                                     Balance     Interest Yield/Cost              Balance      Interest Yield/Cost
                                                -------------------------------------     -----------------------------------------
Assets:
Interest-earning assets:
Securities (1)                                      $508,063       $4,700       3.67 %           $648,774        $5,859       3.59 %
Federal funds sold                                     1,425           13       3.70                  196             1       2.03
Securities purchased under agreements to
  resell                                              40,621          341       3.33                  446             1       0.89
Interest-bearing deposits                              6,784           45       2.63                5,122            16       1.24
Loans (2)                                            848,245       16,076       7.52              739,269        12,594       6.78
                                                -------------------------------------     -----------------------------------------
Total interest-earning assets                      1,405,138       21,175       5.98            1,393,807        18,471       5.27
                                                -------------------------------------     -----------------------------------------
Non-interest-earning assets                          101,582                                       93,762
                                                -------------                             ----------------
Total Assets                                      $1,506,720                                   $1,487,569
                                                =============                             ================
Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Savings deposits                                    $690,558        3,353       1.93             $623,006         1,297       0.83
Time deposits                                        294,481        2,427       3.27              256,543         1,040       1.61
                                                -------------------------------------     -----------------------------------------
Total savings and time deposits                      985,039        5,780       2.33              879,549         2,337       1.06
                                                -------------------------------------     -----------------------------------------
Federal funds purchased                                6,174           55       3.53                4,373            18       1.64
Securities sold under agreements to
  repurchase                                          10,465           93       3.53               70,281           268       1.52
Other borrowed funds                                  40,327          368       3.62              102,354           426       1.66
Junior subordinated debentures                        20,620          373       7.18               20,620           269       5.19
                                                -------------------------------------     -----------------------------------------
Total interest-bearing liabilities                 1,062,625        6,669       2.49            1,077,177         3,318       1.23
                                                -------------------------------------     -----------------------------------------
Demand deposits                                      309,864                                      300,737
Other liabilities                                     30,288                                       12,905
                                                -------------                             ----------------
Total Liabilities                                  1,402,777                                    1,390,819
Stockholders' Equity                                 103,943                                       96,750
                                                -------------                             ----------------
Total Liabilities and Stockholders' Equity        $1,506,720                                   $1,487,569
                                                =============                             ================
Net interest income/rate - tax-equivalent basis                    14,506       4.10 %                           15,153       4.33 %
                                                                          ===========                                   ===========
Less tax-equivalent basis adjustment                                 (142)                                         (373)
                                                             -------------                                --------------
Net interest income                                               $14,364                                       $14,780
                                                             =============                                ==============

(1) Interest on securities includes the effects of tax-equivalent basis adjustments, using a 34% tax rate. Tax-equivalent basis adjustments were $102 and $327 in 2005 and 2004, respectively.

(2) Interest on loans includes the effects of tax-equivalent basis adjustments, using a 34% tax rate. Tax-equivalent basis adjustments were $40 and $46 in 2005 and 2004, respectively.